Exhibit 99.1

ClearTrust, LLC - Proxy Agent 16540 Pointe Village Dr., Ste 210 Lutz, Florida 33558 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 ONLINE (FASTEST AND EASIEST): • Go to: www.cleartrustonline.com/bspa • Have your Proxy Card ready • Follow the simple instrucƟons to record your vote MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided PHONE: • Call 1-813-235-4490 •Have your Proxy Card ready •Request to vote your proxy. CONTROL NUMBER: FOR YOUR VOTE TO COUNT, YOU MUST VOTE BEFORE THE POLLS CLOSE ON THE DAY OF THE MEETING. USE THE ANNUAL MEETING OF STOCKHOLDERS CONTROL NUMBER ABOVE TO VOTE ONLINE. BALLSTON SPA BANCORP, INC. DATE: TIME: LOCATION: March 23, 2026 Eastern Time www.cleartrustonline.com/bspa This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Beth A. Grasso and Paul A. Milton (the "Named Proxies"), and each or any of them, as proxies for the undersigned, with full power of subsƟtuƟon and resubsƟtuƟon, and authorizes them, and each of them, to vote all the shares of common stock of Ballston Spa Bancorp, Inc. which the undersigned is enƟtled to vote at said meeƟng and any adjournment thereof upon the maƩers specified and upon such other maƩers as may be properly brought before the meeƟng or any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discreƟon, the Named Proxies are authorized to vote upon such other maƩers that may properly come before the meeƟng or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendaƟon. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise provide voƟng instrucƟons by phone or on the internet as described above. ConƟnued and to be signed on the reverse side

BALLSTON SPA BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Approve the Agreement and Plan of Merger, dated as of September 23, 2025, by and between Ballston Spa Bancorp, Inc. and NBC Bancorp, Inc., pursuant to which NBC Bancorp, Inc. will merge with and into Ballston Spa Bancorp, Inc., as more fully described in the joint proxy statement/prospectus; FOR AGAINST ABSTAIN FOR 2. Adjourn the Ballston Spa Bancorp, Inc. special meeƟng, if necessary or appropriate, to solicit addiƟonal proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Ballston Spa Bancorp, Inc.'s merge proposal FOR AGAINST ABSTAIN FOR Authorized Signatures - Must be completed for your instrucƟons to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include Ɵtle and authority. CorporaƟons should provide full name of corporaƟon and Ɵtle of authorized officer signing the Proxy. Signature (and Title if applicable) Date Signature (if held jointly) Date SAVE TIME & REDUCE COSTS! PLEASE CONSIDER VOTING ONLINE RATHER THAN BY MAIL. 99 LAST NAME,FIRST